Amendment No. 2 to the Broker-Dealer Supervisory and Service Agreement

This Amendment No. 2 (“Amendment No. 2”) to the Broker-Dealer Supervisory and Service Agreement, dated January 15, 1993 (“Original Selling Agreement”), is entered into by Investors Capital Corporation, a Delaware company, (“Broker-Dealer”) Phoenix Life Insurance Company (“PLIC”), a New York company and PHL Variable Insurance Company (“PHL Variable”), a Connecticut company, both with administrative offices at One American Row, P. O. Box 5056, Hartford, Connecticut 06102-5056 and Phoenix Equity Planning Corporation, a Delaware company, (“PEPCO”) effective as of January 29, 2010 (“Effective Date”).

WHEREAS, Broker-Dealer, PEPCO, PLIC and PHL Variable desire to clarify the name of the product listed on Addendum A-1 to Amendment No. 1 to the Original Selling Agreement and to set forth an additional representation with respect to that product.

1.	Addendum A-1 to Amendment No. 1 to the Original Selling Agreement is hereby replaced with the attached Addendum A-1 dated January 29, 2010.

2.

The parties agree and acknowledge that Investors Capital Corporation has obligations under FINRA Rules 2730, 2740, 2420 and 2750, or their successor rules, to the extent applicable to the Phoenix Guaranteed Income EdgeSM.

Phoenix Life Insurance Company		PHL Variable Insurance Company

By:	/s/ John Ruben Flores	By:	/s/ John Ruben Flores
Name:	John R. Flores	Name:	John R. Flores
Title:	Vice President	Title:	Vice President
Date:	April 26, 2010	Date:	April 26, 2010

Investors Capital Corporation		Phoenix Equity Planning Corporation

By:	/s/ Theodore E. Charles	By:	/s/ Kathleen A. McGah
Name:	Theodore E. Charles	Name:	Kathleen A. McGah
Title:	Chairman	Title:	Vice President
Date:	April 26, 2010	Date:	April 23, 2010

Addendum A-1 dated January 29, 2010

To the Broker-Dealer Supervisory and Service Agreement

entered into as of January 15, 1993

Phoenix Guaranteed Income EdgeSM-Commission 0%